Exhibit 16.0


                          [Arthur Andersen Letterhead]




Securities and Exchange Commission
Washington, DC 20549


We have read the item, Change in Independent Certified Public Accountants, included in Local Financial Corporation's Amendment No. 2 to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                        /s/ Arthur Andersen LLP



Oklahoma City, Oklahoma
April 15, 1998